Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal Third Quarter Results

First Enterprise Cloud Computing Company to Exceed $1.7 Billion Annual Revenue Run Rate

•	Initiates FY12 Revenue Guidance at $1.97 – $2.00 Billion

•	Record Quarterly Revenue of $429 Million, up 30% Year-Over-Year

•	Operating Cash Flow of $74M, up 108% Year-Over-Year

•	Deferred Revenue of $695 million, up 27% Year-Over-Year

•	4,800 Net New Customers in Quarter

•	Total Customers at 87,200 up 28% Year-Over-Year

SAN FRANCISCO, Calif. – November 18, 2010 – Salesforce.com (NYSE: CRM), the enterprise cloud computing company, today announced results for its fiscal third quarter ended October 31, 2010.

“After taking a decade to achieve our first billion dollar year in fiscal 2009, we believe that our strong growth this year will allow us to deliver approximately $2 billion in revenue in fiscal 2012, making salesforce.com the first cloud computing company to achieve that milestone,” said Marc Benioff, chairman and CEO salesforce.com.

Salesforce.com delivered the following results for the third quarter fiscal year 2011:

Revenue: Total Q3 revenue was $429 million, an increase of 30% on a year-over-year basis. Subscription and support revenues were $403 million, an increase of 31% on a year-over-year basis. Professional services and other revenues were $26 million, an increase of 10% on a year-over-year basis.

Earnings per Share: Q3 GAAP diluted earnings per share decreased 6% year-over-year to $0.15, and non-GAAP diluted earnings per share increased 14% year-over-year to $0.32. The company’s non-GAAP results exclude the effects of approximately $26 million in stock-based compensation expense, approximately $5 million in amortization of purchased intangibles, and approximately $6 million in non-cash interest expense related to the company’s convertible senior notes. All EPS calculations are based on 137 million diluted shares outstanding during the quarter.

Customers: Net paying customers rose approximately 4,800 during the quarter. The number of total net paying customers at the end of the fiscal third quarter was approximately 87,200. Since October 31, 2009, the company has added approximately 19,300 net paying customers, an increase of approximately 28%.

Cash: Cash from operations for the fiscal third quarter was approximately $74 million, up 108% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at approximately $1.8 billion, an increase of approximately $732 million from the prior year, which includes approximately $500 million in net proceeds from the company’s issuance of convertible senior notes in January 2010.

Deferred Revenue: Deferred revenue on the balance sheet as of October 31, 2010 was $695 million, an increase of 27% on a year-over-year basis.

As of November 18, 2010, salesforce.com is initiating guidance for its fourth quarter, fiscal year 2011. For its fiscal year 2011, the company is updating the guidance provided on August 19, 2010. In addition, the company is initiating revenue guidance for fiscal year 2012.

Q4 FY11 Guidance: Revenue for the company’s fourth quarter is projected to be in the range of approximately $447 million to approximately $449 million.

GAAP diluted EPS is expected to be in the range of approximately $0.06 to approximately $0.07, while non-GAAP diluted EPS in Q4 is expected to be in the range of approximately $0.27 to approximately $0.28. The company’s non-GAAP EPS estimate excludes the effects of stock-based compensation expense, expected to be approximately $35 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $6 million and non-cash interest expense related to the convertible senior notes, expected to be approximately $6 million. EPS estimates assume a GAAP tax rate of 42%, and a non-GAAP tax rate of 38%. All EPS estimates assume an average diluted share count of approximately 140 million shares.

Full Year FY11 Guidance: The company is raising its expected full fiscal year 2011 revenue from the guidance previously provided on August 19, 2010. Revenue for the company’s full fiscal year 2011 is projected to be in the range of approximately $1.647 billion to approximately $1.649 billion.

For the company’s full fiscal year 2011, diluted GAAP EPS is expected to be in the range of approximately $0.46 to approximately $0.47, while diluted non-GAAP EPS is expected to be in the range of approximately $1.18 to approximately $1.19. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $114 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $18 million, and non-cash interest expense related to the convertible senior notes, expected to be approximately $23 million. EPS estimates assume a GAAP tax rate of 42%, and a non-GAAP tax rate of 38%. All EPS estimates assume an average diluted share count of approximately 136 million shares.

Full Year FY12 Guidance: The company is initiating revenue guidance for fiscal year 2012 with projected revenue in the range of approximately $1.97 billion to approximately $2.0 billion. The company expects to update this guidance, as well as provide its expectations for FY12 GAAP EPS, when it announces its fourth quarter, fiscal year 2011 results in February, 2011.

The following is a reconciliation of the GAAP diluted EPS to non-GAAP diluted EPS guidance for the fourth quarter and full fiscal year:

	Fiscal 2011
	Q4	FY2011

GAAP diluted EPS Range	$0.06-$0.07	$0.46-$0.47
Plus
Amortized of purchased intangibles	0.04	0.14
Stock-based expense	0.25	0.84
Amortization of debt discount	0.04	0.18
Less
Income tax effect of certain Non-GAAP items	(0.12)	(0.44)

Non-GAAP diluted EPS	$0.27-$0.28	$1.18-$1.19

Shares used in computing diluted new income per share (millions)	140	136

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its third quarter fiscal year 2011 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764. A replay will be available at 800-642-1687 or +1 706-645-9291, passcode 21460955, until midnight (Eastern Time) December 17, 2010.

About salesforce.com

Salesforce.com is the enterprise cloud computing company. Based on salesforce.com’s real-time, multitenant architecture, the company’s platform and CRM applications (http://www.salesforce.com/crm) have revolutionized the way companies collaborate and communicate with their customers, including:

•	The Sales Cloud, for sales force automation and contact management

•	The Service Cloud, for customer service and support solutions

•	Chatter, for social collaboration

•	The Force.com platform, for custom application development

•	The AppExchange, the world’s leading marketplace for enterprise cloud computing applications

Salesforce.com offers the fastest path to customer success with cloud computing. As of October 31, 2010, salesforce.com manages customer information for approximately 87,200 customers including Allianz Commercial, Dell, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP earnings per share and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP earnings estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of purchased intangibles, and the amortization of debt discount on the company’s convertible senior notes, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY11 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those to issue stock-based compensation, acquire a company, or issue convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s income statement under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q3 and its estimated non-GAAP estimates for Q4 and FY2011:

•

Stock-Based Expenses: The company’s compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that are not typically affected by operations during any particular period.

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest rate is approximately 5.9%, while the coupon interest rate is 0.75%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate is lower than the estimated GAAP effective tax rate due to the exclusion of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP revenue and GAAP and non-GAAP earnings per share for the fourth fiscal quarter of 2011 the full fiscal year, and fiscal year 2012, the company’s expected tax rates, stock-based compensation expenses, amortization expenses, and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; rate of growth and anticipated revenue run rate; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; interest rates; the company’s plans to build our new global headquarters in San Francisco, California and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the quarter ended October 31, 2010 and our Form 10-K filed for the fiscal year ended January 31, 2010. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2010 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
Revenues:
Subscription and support	$402,948	$306,870	$1,122,611	$882,078
Professional services and other	26,139	23,679	77,661	69,456

Total revenues	429,087	330,549	1,200,272	951,534

Cost of revenues (1):
Subscription and support	54,089	40,745	147,127	116,744
Professional services and other	28,042	24,825	84,375	73,122

Total cost of revenues	82,131	65,570	231,502	189,866

Gross profit	346,956	264,979	968,770	761,668

Operating expenses (1):
Research and development	47,305	32,763	130,357	95,450
Marketing and sales	200,544	152,166	558,812	436,647
General and administrative	63,951	49,909	181,713	139,818

Total operating expenses	311,800	234,838	870,882	671,915

Income from operations	35,156	30,141	97,888	89,753

Investment income	11,699	7,503	28,309	19,780
Interest expense	(7,374)	(292)	(21,619)	(793)
Other expense	(921)	(336)	(4,659)	(1,037)

Income before provision for income taxes and noncontrolling interest	38,560	37,016	99,919	107,703

Provision for income taxes	(16,192)	(15,573)	(41,092)	(45,426)

Consolidated net income	22,368	21,443	58,827	62,277

Less: Net income attributable to noncontrolling interest	(1,296)	(752)	(5,266)	(1,952)

Net income attributable to salesforce.com	$21,072	$20,691	$53,561	$60,325

Basic net income per share attributable to salesforce.com common shareholders	$0.16	$0.17	$0.41	$0.49

Diluted net income per share attributable to salesforce.com common shareholders	$0.15	$0.16	$0.40	$0.48

Shares used in computing basic net income per share	130,888	124,561	129,461	123,871

Shares used in computing diluted net income per share	137,044	128,596	135,007	126,993
(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$2,357	$2,995	$8,617	$9,322
Research and development	3,976	2,707	12,119	8,741
Marketing and sales	11,969	9,055	36,496	28,314
General and administrative	7,330	5,650	21,483	16,570

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
Revenues:
Subscription and support	94%	93%	94%	93%
Professional services and other	6	7	6	7

Total revenues	100	100	100	100

Cost of revenues:
Subscription and support	13	12	12	12
Professional services and other	6	8	7	8

Total cost of revenues	19	20	19	20

Gross profit	81	80	81	80

Operating expenses:
Research and development	11	10	11	10
Marketing and sales	47	46	47	46
General and administrative	15	15	15	15

Total operating expenses	73	71	73	71

Income from operations	8	9	8	9

Investment income	3	2	2	2
Interest expense	(2)	0	(2)	0
Other expense	0	0	0	0

Income before provision for income taxes and noncontrolling interest	9	11	8	11

Provision for income taxes	(4)	(5)	(3)	(5)

Consolidated net income	5	6	5	6

Less: Net income attributable to noncontrolling interest	0	0	(1)	0

Net income attributable to salesforce.com	5%	6%	4%	6%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	—%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	3	3	3	3
General and administrative	2	1	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2010	January 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$630,303	$1,011,306
Short-term marketable securities	139,545	230,659
Accounts receivable, net	258,764	320,956
Deferred commissions	50,361	47,388
Deferred income taxes	49,620	40,116
Prepaid expenses and other current assets	64,343	55,734

Total current assets	1,192,936	1,706,159

Marketable securities, noncurrent	1,032,592	485,083
Fixed assets, net	116,078	89,711
Deferred commissions, noncurrent	32,856	28,140
Deferred income taxes, noncurrent	30,501	27,579
Capitalized software, net	79,499	34,809
Goodwill	187,038	48,955
Other assets, net	69,194	39,765

Total assets	$2,740,694	$2,460,201

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$23,320	$14,791
Accrued expenses and other current liabilities	287,627	194,738
Income taxes payable	9,644	8,424
Deferred revenue	672,454	690,177

Total current liabilities	993,045	908,130

0.75% Convertible senior notes due 2015, net	466,847	450,198
Income taxes payable, noncurrent	18,284	17,551
Long-term lease liabilities and other	27,949	13,485
Deferred revenue, noncurrent	22,103	14,171

Total liabilities	1,528,228	1,403,535

salesforce.com stockholders’ equity:
Common stock	131	127
Additional paid-in capital	1,041,005	938,544
Accumulated other comprehensive gain (loss)	9,030	(1,430)
Retained earnings	160,122	106,561

Total stockholders’ equity controlling interest	1,210,288	1,043,802

Total stockholders’ equity noncontrolling interest	2,178	12,864

Total stockholders’ equity	1,212,466	1,056,666

Total liabilities and stockholders’ equity	$2,740,694	$2,460,201

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
Operating activities:
Consolidated net income	$22,368	$21,443	$58,827	$62,277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,710	13,601	52,008	37,890
Amortization of debt discount	6,655	0	17,639	0
Amortization of deferred commissions	19,959	15,698	57,554	45,959
Expenses related to stock-based awards	25,632	20,407	78,715	62,947
Excess tax benefits from employee stock plans	(14,578)	(7,401)	(46,768)	(32,536)
Changes in assets and liabilities:
Accounts receivable, net	(30,212)	(22,515)	67,326	75,355
Deferred commissions	(25,687)	(18,013)	(65,243)	(43,018)
Prepaid expenses and other current assets	(16,583)	(12,892)	(6,463)	(14,711)
Other assets	(5,263)	(506)	(9,405)	(624)
Accounts payable	2,575	2,228	6,500	(762)
Accrued expenses and other current liabilities	57,926	27,045	95,320	35,165
Deferred revenue	11,538	(3,575)	(12,691)	(48,591)

Net cash provided by operating activities	74,040	35,520	293,319	179,351

Investing activities:
Business combinations, net of cash acquired	(3,834)	(4,500)	(155,337)	(4,500)
Land activity	(8,000)	0	(8,000)	0
Investments in privately-held companies	(4,000)	(3,700)	(6,500)	(4,400)
Changes in marketable securities	280,340	(41,243)	(449,633)	(422,274)
Capital expenditures	(20,790)	(10,389)	(60,311)	(42,445)

Net cash provided by (used in) investing activities	243,716	(59,832)	(679,781)	(473,619)

Financing activities:
Purchase of subsidiary stock	(150,970)	0	(152,243)	0
Proceeds from the exercise of stock options	44,353	18,559	115,996	32,866
Excess tax benefits from employee stock plans	14,578	7,401	46,768	32,536
Principal payments on capital lease obligations	(3,116)	(2,398)	(7,157)	(5,904)

Net cash provided by (used in) financing activities	(95,155)	23,562	3,364	59,498

Effect of exchange rate changes	(2,223)	(2,531)	2,095	(6,176)

Net increase (decrease) in cash and cash equivalents	220,378	(3,281)	(381,003)	(240,946)

Cash and cash equivalents, beginning of period	409,925	246,169	1,011,306	483,834

Cash and cash equivalents, end of period	$630,303	$242,888	$630,303	$242,888

Supplemental cash flow disclosure:
Cash paid (received) during the period for:
Interest	$1,378	$292	$3,980	$793
Income taxes, net of tax refunds	$4,260	$6,446	$(530)	$27,520
Non-cash financing and investing activities
Fixed assets acquired under capital leases	$6,765	$3,105	$12,929	$17,897

salesforce.com, inc.

Additional Metrics

(Unaudited)
	Oct 31, 2010	Jul 31, 2010	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009	Jul 31, 2009
Full Time Equivalent Headcount	4,758	4,447	4,106	3,969	3,814	3,653

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,802,440	$1,858,928	$1,901,548	$1,727,048	$1,070,092	$1,030,406
Deferred revenue, current and noncurrent	$694,557	$683,019	$664,529	$704,348	$545,435	$549,010

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
Revenues by geography (in thousands):
Americas	$292,540	$232,802	$826,493	$679,460
Europe	76,464	60,761	208,851	168,355
Asia Pacific	60,083	36,986	164,928	103,719

	$429,087	$330,549	$1,200,272	$951,534

As a percentage of total revenues:

Revenues by geography:
Americas	68%	70%	69%	71%
Europe	18	18	17	18
Asia Pacific	14	12	14	11

	100%	100%	100%	100%

Supplemental Revenue Analysis (1)

	Three Months Ended	Three Months Ended	Three Months Ended
	October 31, 2010	July 31, 2010	April 30, 2010
Revenue constant currency growth rates (as compared to the comparable quarter a year ago)
Americas	26%	22%	18%
Europe	38%	30%	24%
Asia Pacific	53%	53%	50%
Total growth	31%	26%	22%

(1)	We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted in to United States dollars at the exchange rates in effect at the end of each quarter for growth rate calculations presented rather than the actual exchange rates in effect during that period.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure
(amounts in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
Operating cash flow	$74,040	$35,520	$293,319	$179,351
GAAP net cash provided by operating activities
Less:
Capital expenditures	(20,790)	(10,389)	(60,311)	(42,445)

Free cash flow	$53,250	$25,131	$233,008	$136,906

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(amounts in thousands, except per share data)

        (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
Gross Profit
GAAP gross profit	$346,956	$264,979	$968,770	$761,668
Plus:
Amortization of purchased intangibles (b)	4,168	1,968	9,738	5,682
Stock-based expenses (c)	2,357	2,995	8,617	9,322

Non-GAAP gross profit	$353,481	$269,942	$987,125	$776,672

Operating expenses
GAAP operating expenses	$311,800	$234,838	$870,882	$671,915
Less:
Amortization of purchased intangibles (b)	(1,013)	(802)	(3,063)	(2,445)
Stock-based expenses (c)	(23,275)	(17,412)	(70,098)	(53,625)

Non-GAAP operating expenses	$287,512	$216,624	$797,721	$615,845

Income from operations
GAAP income from operations	$35,156	$30,141	$97,888	$89,753
Plus:
Amortization of purchased intangibles (b)	5,181	2,770	12,801	8,127
Stock-based expenses (c)	25,632	20,407	78,715	62,947

Non-GAAP income from operations	$65,969	$53,318	$189,404	$160,827

Non-operating income (a)
GAAP non-operating income	$3,404	$6,875	$2,031	$17,950
Plus: Amortization of debt discount	5,665	0	16,649	0

Non-GAAP non-operating income	$9,069	$6,875	$18,680	$17,950

Net income attributable to salesforce.com
GAAP net income attributable to salesforce.com	$21,072	$20,691	$53,561	$60,325
Plus:
Amortization of purchased intangibles	5,181	2,770	12,801	8,127
Stock-based expenses	25,632	20,407	78,715	62,947
Amortization of debt discount	5,665	0	16,649	0
Less:
Income tax effect of Non-GAAP items	(13,197)	(8,105)	(38,690)	(23,868)

Non-GAAP net income attributable to salesforce.com	$44,353	$35,763	$123,036	$107,531

Diluted earnings per share
GAAP diluted earnings per share	$0.15	$0.16	$0.40	$0.48
Plus:
Amortization of purchased intangibles	0.04	0.02	0.09	0.06
Stock-based expenses	0.19	0.16	0.58	0.50
Amortization of debt discount	0.04	0	0.12	0
Less:
Income tax effect of Non-GAAP items	(0.10)	(0.06)	(0.28)	(0.19)

Non-GAAP diluted earnings per share attributable to salesforce.com	$0.32	$0.28	$0.91	$0.85

Shares used in computing diluted net income per share	137,044	128,596	135,007	126,993

a)	Non-operating income consists of investment income, interest expense and other expense
b)	Amortization of purchased intangibles were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
Cost of revenues	$4,168	$1,968	$9,738	$5,682
Marketing and sales	1,013	802	3,063	2,445

	$5,181	$2,770	$12,801	$8,127
c) Stock-based expenses were as follows:
	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
Cost of revenues	$2,357	$2,995	$8,617	$9,322
Research and development	3,976	2,707	12,119	8,741
Marketing and sales	11,969	9,055	36,496	28,314
General and administrative	7,330	5,650	21,483	16,570

	$25,632	$20,407	$78,715	$62,947

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME PER SHARE

The following reflects the calculation of Basic and Diluted Net Income Per Share

(amounts in thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
GAAP Basic Net Income Per Share

Net income attributable to salesforce.com	$21,072	$20,691	$53,561	$60,325

Basic net income per share attributable to salesforce.com common stockholders	0.16	0.17	0.41	0.49

Shares used in computing basic net income per share attributable to salesforce.com common stockholders	130,888	124,561	129,461	123,871

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
Non-GAAP Basic Net Income Per Share

Non-GAAP net income attributable to salesforce.com	$44,353	$35,763	$123,036	$107,531

Basic Non-GAAP net income per share attributable to salesforce.com common stockholders	0.34	0.29	0.95	0.87

Shares used in computing basic net income per share attributable to salesforce.com common stockholders	130,888	124,561	129,461	123,871

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
GAAP Diluted Net Income Per Share

Net income attributable to salesforce.com	$21,072	$20,691	$53,561	$60,325

Diluted net income per share attributable to salesforce.com common stockholders	0.15	0.16	0.40	0.48

Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	137,044	128,596	135,007	126,993

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009
Non-GAAP Diluted Net Income Per Share

Non-GAAP net income attributable to salesforce.com	$44,353	$35,763	$123,036	$107,531

Diluted Non-GAAP net income per share attributable to salesforce.com common stockholders	0.32	0.28	0.91	0.85

Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	137,044	128,596	135,007	126,993